UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2016

STAG INDUSTRIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor
Boston, Massachusetts 02110
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.     OTHER EVENTS
STAG Industrial, Inc. (the “Company”) amended its Corporate Governance Guidelines to provide that, in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will, within two weeks following the certification of the stockholder vote by the Company, submit a written resignation offer to the Board of Directors for consideration by the Nominating and Corporate Governance Committee of the Board of Directors. The Nominating and Corporate Governance Committee will consider the resignation offer and, within 60 days following certification of the stockholder vote by the Company, will make a recommendation to the Board of Directors concerning the acceptance or rejection of the resignation offer. In determining its recommendation to the Board of Directors, the Nominating and Corporate Governance Committee will consider all factors it deems relevant. The Nominating and Corporate Governance Committee also will consider alternatives concerning the director’s resignation offer as the members of the Nominating and Corporate Governance Committee deem appropriate, including:

•	acceptance of the resignation offer,

•	rejection of the resignation offer, or

•	rejection of the resignation offer coupled with a commitment to seek to address the underlying cause or causes of the majority-withheld vote.

The Board of Directors will act on the recommendation no later than 90 days following certification of the stockholder vote by the Company. In considering the recommendation, the Board of Directors will consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and any additional information, factors and alternatives as the Board of Directors deems relevant.
Any director offering to resign will not participate in the Nominating and Corporate Governance Committee or Board of Directors consideration of the resignation offer. The Company will publicly disclose, in a Form 8-K furnished to the Securities and Exchange Commission, the decision-making process and decision regarding whether to accept the resignation offer or, if applicable, the reasons for rejecting the offer.
The Company posted the full text of the amended Corporate Governance Guidelines in the Investor Relations section of its website at www.stagindustrial.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

	By:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Executive Vice President, General Counsel
And Secretary

Dated: November 16, 2016